Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-58811

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 2, 1998)

                              INNKEEPERS USA TRUST
                            4,630,000 8.625% Series A
                     Cumulative Convertible Preferred Shares
                             6,857,493 Common Shares

         The table beginning on page 32 of the Prospectus contained in the section entitled "Selling Shareholders" is amended to add the following Selling
Shareholder:

                                                                        Series A Preferred          Common Shares
                                               Series A Preferred        Shares Registered           Registered
          Selling Shareholders                    Shares Owned               Hereunder                Hereunder
          --------------------                    ------------               ---------                ---------
Fidelity Advisor Series IV -
Fidelity Real Estate High Income Fund                   25,000                 25,000                   37,028



         The addition of this Selling Shareholder and the Series A Preferred Shares and Common Shares owned by this Selling Shareholder does not increase the total number of Series A Preferred Shares and Common Shares registered for resale by the Selling Shareholders pursuant to the Prospectus dated September 2, 1998.

            The date of this Prospectus Supplement is October 5, 1998